Exhibit 99.3

Please sign and date the enclosed Written Consent, and then deliver the Written Consent to Rose Rock using any of the following methods:

•	Facsimile: (918) 524-8662.
•	Email (by sending a .pdf copy of the Written Consent): RMSMergerVote@semgroupcorp.com.
•	Mail: Two Warren Place, 6120 S. Yale Avenue, Suite 700, Tulsa, Oklahoma 74136-4216.

Using a black ink pen, please fill out this Written Consent. Please do not write outside the designated areas.

WRITTEN CONSENT

WRITTEN CONSENT OF UNITHOLDERS OF ROSE ROCK MIDSTREAM, L.P. (“ROSE ROCK”) TO APPROVE AND ADOPT THE AGREEMENT AND PLAN OF MERGER, DATED AS OF MAY 30, 2016 (THE “MERGER AGREEMENT”), BY AND AMONG SEMGROUP CORPORATION, PBMS, LLC (“MERGER SUB”), ROSE ROCK AND ROSE ROCK MIDSTREAM GP, LLC (THE “ROSE ROCK GENERAL PARTNER”)	+

The undersigned record holder of             common units of Rose Rock (“Rose Rock Common Units”) hereby consents to, and does hereby approve, the Merger Agreement and the transactions contemplated thereby, including the merger of Merger Sub with and into Rose Rock.

By signing this Written Consent, a unitholder of Rose Rock shall be deemed to have voted in favor of the proposal described above with respect to all Rose Rock Common Units which it is entitled to vote.

THIS WRITTEN CONSENT MAY BE REVOKED AT ANY TIME PRIOR TO THE RECEIPT BY ROSE ROCK OF WRITTEN CONSENTS REPRESENTING A MAJORITY OF THE OUTSTANDING ROSE ROCK COMMON UNITS BY FILING A WRITTEN INSTRUMENT REVOKING THE WRITTEN CONSENT WITH ROSE ROCK’S SECRETARY.

THE BOARD OF DIRECTORS OF THE ROSE ROCK GENERAL PARTNER UNANIMOUSLY RECOMMENDS THAT YOU GIVE YOUR AFFIRMATIVE WRITTEN CONSENT TO APPROVE AND ADOPT THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER OF MERGER SUB WITH AND INTO ROSE ROCK.

(Please date this Written Consent and sign your name as it appears on your stock certificates. Executors, administrators, trustees, etc., should give their full titles. All joint owners should sign.)

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

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